Filed Pursuant to Rule 424(b)(2)

File No. 333-180728

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Medium Term Notes, Series K, Securities Linked to the Nikkei 225 Index due March 17, 2016	$1,000,000	$114.60

(1)

The total filing fee of $114.60 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 245 dated September 12, 2012 (To Product Supplement No. 1 dated May 2, 2012, Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K Equity Linked Securities

Access Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside Securities Linked to the Nikkei 225 Index due March 17, 2016

■	Linked to the Nikkei 225 Index

■

Unlike ordinary debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Index from its starting level to its ending level. The payment at maturity will reflect the following terms:

■

If the level of the Index increases, you will receive the original offering price plus 100% participation in the upside performance of the Index, subject to a maximum total return at maturity of 42% of the original offering price

■ If the level of the Index decreases but the decrease is not more than 20%, you will be repaid the original offering price

■

If the level of the Index decreases by more than 20%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the level of the Index in excess of 20%

■	Investors may lose up to 80% of the original offering price

■	All payments on the securities are subject to the credit risk of Wells Fargo & Company

■	No periodic interest payments or dividends

■	No exchange listing; designed to be held to maturity

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-8 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000	–	$1,000
Total	$1,000,000	–	$1,000,000

(1)

The original offering price specified above includes offering expenses, but does not include any structuring and development costs. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement for further information, including information regarding how we may hedge our obligations under the securities and offering expenses. Wells Fargo Securities, LLC, a wholly-owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal.

Wells Fargo Securities

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

Investment Description

The Securities Linked to the Nikkei 225 Index due March 17, 2016 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the Nikkei 225 Index (the “Index”) from its starting level to its ending level. The securities provide:

(i)

the possibility of a positive return at maturity if the level of the Index increases from its starting level to its ending level, provided that the total return at maturity of the securities will not exceed the maximum total return of 42% of the original offering price;

(ii)	repayment of principal if, and only if, the ending level of the Index is not less than the starting level by more than 20%; and

(iii)	exposure to decreases in the level of the Index if and to the extent the ending level is less than the starting level by more than 20%.

If the ending level is less than the starting level by more than 20%, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Index is an equity index that is widely used as a benchmark of the Japanese stock market.

You should read this pricing supplement together with product supplement no. 1 dated May 2, 2012, the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 1 dated May 2, 2012 filed with the SEC on May 2, 2012:

http://www.sec.gov/Archives/edgar/data/72971/000119312512204394/d342621d424b2.htm

•	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012:

http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

The Nikkei 225 Index (“Index”) is an intellectual property of Nikkei Inc., the “Index Sponsor”.* “Nikkei” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Index.

*	Formerly known as Nihon Keizai Shimbun, Inc. Name changed on January 1, 2007.

PRS-2

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

Investor Considerations

We have designed the securities for investors who:

¡	seek exposure to the upside performance of the Index if the ending level is greater than the starting level, subject to the maximum total return at maturity of 42% of the original offering price;

¡	desire to limit downside exposure to the Index through the 20% buffer;

¡	understand that if the ending level is less than the starting level by more than 20%, they will receive less, and possibly 80% less, than the original offering price per security;

¡	are willing to forgo interest payments on the securities and dividends on securities included in the Index; and

¡	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

¡	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

¡	are unwilling to accept the risk that the ending level of the Index may decrease by more than 20% from the starting level;

¡	seek leveraged or uncapped exposure to the upside performance of the Index;

¡	seek full return of the original offering price of the securities at stated maturity;

¡	seek current income;

¡	are unwilling to accept the risk of exposure to the Japanese equity market;

¡	seek exposure to the Index but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

¡	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Index generally, or to the exposure to the Index that the securities provide specifically; and

¡	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-3

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

Terms of the Securities

Market Measure:	Nikkei 225 Index

Pricing Date:	September 12, 2012

Issue Date:	September 17, 2012 (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

The “redemption amount” per security will equal: • if the ending level is greater than the starting level: the lesser of:
(i) $1,000 plus:
	$1,000 x	ending level – starting level	x participation rate	; and
starting level

Redemption Amount:

     (ii)      the capped value;

•    if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

•    if the ending level is less than the threshold level: $1,000 minus:

$1,000 x	threshold level – ending level
starting level
If the ending level is less than the threshold level, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity.
Stated Maturity Date:	March 17, 2016, subject to postponement if a market disruption event occurs or is continuing on the calculation day.
Starting Level:	8,959.96, the closing level of the Index on the pricing date.
Ending Level:	The “ending level” will be the closing level of the Index on the calculation day.
Capped Value:

The “capped value” is 142% of the original offering price per security ($1,420 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 42% of the original offering price.

Threshold Level:	7,167.97, which is equal to 80% of the starting level.
Participation Rate:	100%
Calculation Day:	March 14, 2016 or, if such day is not a trading day, the next succeeding trading day. The calculation day is subject to postponement due to the occurrence of a market disruption event.
Calculation Agent:	Wells Fargo Securities, LLC

PRS-4

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

Terms of the Securities (Continued)

Material Tax Consequences:

The United States federal income tax consequences of your investment in the securities are uncertain. The discussion below supplements the discussion under “United States Federal Income Tax Considerations” in the product supplement and is subject to the limitations and exceptions set forth therein.

The terms of the securities require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize and treat a security as a pre-paid derivative contract with respect to the Index. If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (the “IRS”)), you should generally recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time and the price you paid for them. Such gain or loss should generally be long-term capital gain or loss if you held your securities for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “United States Federal Income Tax Considerations—Alternative Treatments” on page PS-21 of the product supplement.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether any gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended, should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

You are urged to read the more detailed discussion in “United States Federal Income Tax Considerations” on page PS-20 of the product supplement and to consult your own tax advisor.

Agent:	Wells Fargo Securities, LLC. The agent may resell the securities to other securities dealers at the original offering price of the securities.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	94986RLL3

PRS-5

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-6

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

Hypothetical Payout Profile

The following profile is based on a capped value of 142% or $1,420 per security, a participation rate of 100% and a threshold level equal to 80% of the starting level. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level and whether you hold your securities to maturity.

PRS-7

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

Selected Risk Considerations

Your investment in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

•

If The Ending Level Is Less Than The Threshold Level, You Will Receive Less, And Possibly 80% Less, Than The Original Offering Price Of Your Securities At Maturity. If the ending level is less than the threshold level, the payment you receive at stated maturity will be reduced by an amount equal to the decline in the level of the Index to the extent it is below the threshold level (expressed as a percentage of the starting level). The threshold level is 80% of the starting level. As a result, you may receive less, and possibly 80% less, than the original offering price per security at maturity even if the level of the Index is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

•	No Periodic Interest Will Be Paid On The Securities.

•

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Index. The opportunity to participate in the possible increases in the level of the Index through an investment in the securities will be limited because the redemption amount will not exceed the capped value.

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party, and any amounts payable under the securities are subject to our creditworthiness. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Securities. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be lower than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, offering expenses and the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. The price at which the agent or any other potential buyer may be willing to buy your securities will also be affected by the participation rate, the capped value and by the market and other conditions discussed in the next risk consideration.

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the level of the Index at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: Index performance; capped value; interest rates; volatility of the Index; time remaining to maturity; dividend yields on the securities included in the Index; events involving the companies included in the Index; and our credit ratings, financial condition and results of operation.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

PRS-8

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

Selected Risk Considerations (Continued)

•

The Amount You Receive On The Securities At Stated Maturity Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index. Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the Index because, among other reasons, the redemption amount will be determined by reference to the ending level of the Index, which will be calculated by reference to the prices of the securities in the Index without taking into consideration the value of dividends paid on those securities.

•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

•	We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

•

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets. The Index includes the stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

The underlying stocks included in the Index are listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual stock prices and may suspend trading in certain circumstances. These actions could limit variations in the closing level of such non-U.S. index which could, in turn, adversely affect the value of the securities.

•	The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs

•

Potential Conflicts Of Interest Could Arise Between You And Us. One of our affiliates will be the calculation agent for purposes of determining, among other things, the starting level and the ending level, calculating the redemption amount, determining whether adjustments should be made to the ending level, and determining whether a market disruption event has occurred. In addition, we or one or more of our affiliates may, at present or in the future, publish research reports on the Index or the companies whose securities are included in the Index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the market price of securities included in the Index and, therefore, the value of the securities. In addition, we or one or more of our affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Index. These activities may present a conflict between us and our affiliates and you.

•	Trading And Other Transactions By Us Or Our Affiliates Could Affect The Level Of The Index, Prices Of Securities Included In The Index Or The Value Of The Securities.

PRS-9

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

Selected Risk Considerations (Continued)

•	Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain. See “Terms of the Securities —Material Tax Consequences.”

PRS-10

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

Hypothetical Returns

The following table illustrates, for a range of hypothetical ending levels of the Index:

•	the hypothetical percentage change from the starting level to the hypothetical ending level;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return(1)	Hypothetical pre-tax annualized rate of return(1)
14,335.94	60.00%	$1,420.00	42.00%	10.28%
13,439.94	50.00%	$1,420.00	42.00%	10.28%
12,723.14	42.00%	$1,420.00	42.00%	10.28%
11,647.95	30.00%	$1,300.00	30.00%	7.64%
10,751.95	20.00%	$1,200.00	20.00%	5.28%
9,855.96	10.00%	$1,100.00	10.00%	2.74%
8,959.96(2)	0.00%	$1,000.00	0.00%	0.00%
8,063.96	-10.00%	$1,000.00	0.00%	0.00%
7,167.97	-20.00%	$1,000.00	0.00%	0.00%
7,078.37	-21.00%	$ 990.00	-1.00%	-0.29%
6,271.97	-30.00%	$ 900.00	-10.00%	-2.99%
4,479.98	-50.00%	$ 700.00	-30.00%	-9.94%
2,239.99	-75.00%	$ 450.00	-55.00%	-21.57%
0.00	-100.00%	$ 200.00	-80.00%	-41.09%

(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The starting level.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual ending level.

PRS-11

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), assuming hypothetical ending levels as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

Starting level: 8,959.96

Hypothetical ending level: 12,000.00

Since the hypothetical ending level is greater than the starting level, the redemption amount would equal:

$1,000 +	$1,000	x	12,000.00 – 8,959.96	x 100%	= $1,339.29
8,959.96

On the stated maturity date you would receive $1,339.29 per security.

Example 2. Redemption amount is equal to the capped value:

Starting level: 8,959.96

Hypothetical ending level: 14,000.00

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000	x	14,000.00 – 8,959.96	x 100%	= $1,562.51
8,959.96

On the stated maturity date you would receive $1,420.00 per security.

Example 3. Redemption amount is equal to the original offering price:

Starting level: 8,959.96

Hypothetical ending level:   7,500.00

Threshold level: 7,167.97, which is 80% of the starting level

Since the hypothetical ending level is less than the starting level, but not by more than 20%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000 per security.

Example 4. Redemption amount is less than the original offering price:

Starting level: 8,8959.96

Hypothetical ending level: 5,500.00

Threshold level: 7,167.97, which is 80% of the starting level

Since the hypothetical ending level is less than the starting level by more than 20%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 –	$1,000 x	7,167.97 –5,500.00	= $813.84
8,959.96

On the stated maturity date you would receive $813.84 per security.

To the extent that the ending level differs from the values assumed above, the results indicated above would be different.

PRS-12

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

The Nikkei 225 Index

We obtained all information contained in this pricing supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Nikkei Inc. (“Nikkei”), the index sponsor. Nikkei has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Nikkei 225 Index in connection with the offer and sale of the securities. The Nikkei 225 Index is also known as the Nikkei Stock Average.

General

The Nikkei 225 Index is widely used as a benchmark of the Japanese stock market. It is the average price of 225 stocks listed on the Tokyo Stock Exchange (“TSE”) First Section, but it is different from a simple average in that the divisor is adjusted to maintain continuity and reduce the effect of external factors not directly related to the market. The Nikkei 225 Index started on September 7, 1950. However, it was retroactively calculated back to May 16, 1949 when the TSE reopened for the first time after the Second World War.

The Nikkei 225 Index is comprised of 225 stocks listed on the TSE First Section. ETFs, REITs, preferred stocks, preferred securities, and tracking stocks are excluded. Since the Nikkei 225 Index is intended to represent the performance of stocks on the TSE First Section, and by extension the Japanese stock market in general, Nikkei rebalances the mix of components from time to time in an effort to assure that all stocks in the Nikkei 225 Index are both highly liquid and representative of Japan’s industrial structure. Component stocks of the Nikkei 225 Index are also selected for balance among sector and industry categories.

Standards for Listing and Maintenance

The Nikkei 225 Index is reviewed annually at the beginning of October. Stocks with high market liquidity are added and those with low liquidity are deleted. At the same time, to take changes in industry structure into account, Nikkei examines the balance of the sectors, in terms of the number of constituents. Liquidity of a stock is assessed by the two measures: “trading value” and “magnitude of price fluctuation by volume,” which is calculated as (High price/Low price) / Volume. Among stocks on the TSE First Section, the top 450 stocks in terms of liquidity are selected to form the “high liquidity group”. Those constituents not in the high liquidity group are deleted. Those non-constituent stocks which are in the top 75 of the high liquidity group are added. After the liquidity deletions and additions, constituents are deleted and added to balance the number of constituents among sectors, and to make the total number of the constituents equal 225. Among the 450 “high liquidity” stocks, half of those that belong to any sector is designated as the “appropriate number of stocks” for that sector. The actual number of constituents in a sector is then compared with its “appropriate number,” and if the actual number is larger or smaller than the “appropriate number,” then components are deleted or added, as necessary. Stocks to be deleted are selected from stocks with lower liquidity and stocks to be added are selected from stocks with higher liquidity. Stocks selected according to the foregoing procedures are candidates for addition or deletion, as applicable, and the final determinations will be made by Nikkei.

The Nikkei 225 Index is also reviewed on an ongoing basis in response to extraordinary developments, such as bankruptcies or mergers. Any stock becoming ineligible for listing in the TSE First Section due to any of the following reasons will be removed from the Nikkei 225 Index: (i) bankruptcy, including filing for Corporate Reorganization Act, Civil Rehabilitation Act, or liquidation; (ii) corporate restructuring such as merger, share exchange or share transfer; (iii) excess debt or other reasons; or (iv) transfer to the TSE Second Section. In addition, a component stock designated as “securities under supervision” become deletion candidates. However, the decision to delete such candidates will be made by Nikkei by examining the sustainability and the probability of delisting for each individual case. Upon deletion of a stock from the Nikkei 225 Index, Nikkei will generally select as a replacement the most liquid stock that is both in the “high liquidity group” and in the same sector as the deleted stock. When deletions are known in advance, replacements may be selected as part of the periodic review process or by using similar procedures.

PRS-13

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and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

The Nikkei 225 Index (Continued)

Calculation of the Nikkei 225 Index

The Nikkei 225 Index is a modified price-weighted index (i.e., a stock’s weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer) where the sum of the constituent stock prices, adjusted by the presumed par value, is divided by a divisor. It is calculated by (i) converting the component stocks that do not have a par value of 50 yen to 50 yen par value, as described below, (ii) calculating the sum of the share prices of each component stock and (iii) dividing such sum by a divisor (the “Divisor”). Most listed companies in Japan have a par value of 50 yen. All companies included in the Nikkei 225 Index are given an equal weighting based on a par value of 50 yen. Stocks with irregular par values are modified to reflect a 50 yen par value. For example, a stock with a 500 yen par value will have its share price divided by 10 to give a 50 yen par value price. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the component stocks (currently the TSE). The level of the Nikkei 225 Index is calculated every 15 seconds since January 5, 2010 during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the component stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any component stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable weight factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday. The stocks listed on the TSE are divided into a first section (the “TSE First Section”) for large companies, a second section (the “TSE Second Section”) for mid-sized companies and the Mothers (market of the high-growth and emerging stocks) for high-growth startup companies. Stocks listed on the TSE First Section are usually limited to longer established and more actively traded issues and stocks listed on the TSE Second Section are usually smaller newly listed companies.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the securities.

License Agreement

We and Nikkei (the “Index Sponsor”) have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Nikkei 225 Index (the “Index”) in connection with the issuance of the securities.

The license agreement between us and the Index Sponsor provides that the following language must be stated in this pricing supplement:

“The securities are not in any way sponsored, endorsed or promoted by the Index Sponsor. The Index Sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Index or the figure as which the Index stands at any particular day or otherwise. The Index is compiled and calculated solely by the Index Sponsor.

PRS-14

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

The Nikkei 225 Index (Continued)

However, the Index Sponsor shall not be liable to any person for any error in the Index and the Index Sponsor shall not be under any obligation to advise any person, including a purchase or vendor of the securities, of any error therein.

In addition, the Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Index and is under no obligation to continue the calculation, publication and dissemination of the Index.”

Historical Information

We obtained the closing levels listed below from Bloomberg Financial Markets (“Bloomberg”) without independent verification. You can obtain the level of the Nikkei 225 Index at any time from Bloomberg under the symbol “NKY.”

The following graph sets forth daily closing levels of the Index for the period from January 1, 2002 to September 12, 2012. The closing level on September 12, 2012 was 8,959.96.

PRS-15

Access Securities—Upside Participation to a Cap

and Fixed Percentage Buffered Downside

Securities Linked to the Nikkei 225 Index due March 17, 2016

The Nikkei 225 Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Index for each quarter in the period from January 1, 2002 through June 30, 2012 and for the period from July 1, 2012 to September 12, 2012.

	Hi	Low	Last
2002
First Quarter	11,919.30	9,420.85	11,024.94
Second Quarter	11,979.85	10,074.56	10,621.84
Third Quarter	10,960.25	9,075.09	9,383.29
Fourth Quarter	9,215.56	8,303.39	8,578.95
2003
First Quarter	8,790.92	7,862.43	7,972.71
Second Quarter	9,137.14	7,607.88	9,083.11
Third Quarter	11,033.32	9,265.56	10,219.05
Fourth Quarter	11,161.71	9,614.60	10,676.64
2004
First Quarter	11,770.65	10,365.40	11,715.39
Second Quarter	12,163.89	10,505.05	11,858.87
Third Quarter	11,896.01	10,687.81	10,823.57
Fourth Quarter	11,488.76	10,659.15	11,488.76
2005
First Quarter	11,966.69	11,238.37	11,668.95
Second Quarter	11,874.75	10,825.39	11,584.01
Third Quarter	13,617.24	11,565.99	13,574.30
Fourth Quarter	16,344.20	13,106.18	16,111.43
2006
First Quarter	17,059.66	15,341.18	17,059.66
Second Quarter	17,563.37	14,218.60	15,505.18
Third Quarter	16,385.96	14,437.24	16,127.58
Fourth Quarter	17,225.83	15,725.94	17,225.83
2007
First Quarter	18,215.35	16,642.25	17,287.65
Second Quarter	18,240.30	17,028.41	18,138.36
Third Quarter	18,261.98	15,273.68	16,785.69
Fourth Quarter	17,458.98	14,837.66	15,307.78
2008
First Quarter	14,691.41	11,787.51	12,525.54
Second Quarter	14,489.44	12,656.42	13,481.38
Third Quarter	13,603.31	11,259.86	11,259.86
Fourth Quarter	11,368.26	7,162.90	8,859.56
2009
First Quarter	9,239.24	7,054.98	8,109.53
Second Quarter	10,135.82	8,351.91	9,958.44
Third Quarter	10,639.71	9,050.33	10,133.23
Fourth Quarter	10,638.06	9,081.52	10,546.44
2010
First Quarter	11,097.14	9,932.90	11,089.94
Second Quarter	11,339.30	9,382.64	9,382.64
Third Quarter	9,795.24	8,824.06	9,369.35
Fourth Quarter	10,370.53	9,154.72	10,228.92
2011
First Quarter	10,857.53	8,605.15	9,755.10
Second Quarter	10,004.20	9,351.40	9,816.09
Third Quarter	10,137.73	8,374.13	8,700.29
Fourth Quarter	9,050.47	8,160.01	8,455.35
2012
First Quarter	10,255.15	8,378.36	10,083.56
Second Quarter	10,109.87	8,295.63	9,006.78
July 1, 2012 to September 12, 2012	9,178.12	8,365.90	8,959.96

PRS-16